NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium Board Responds to JANA Press Release

February 20, 2013

CALGARY, Alberta – Agrium Inc. (TSX and NYSE: AGU)

As previously announced, Agrium will hold its Annual General Meeting of Shareholders on April 9, 2013 in Calgary, Alberta. Shareholders of common shares of Agrium Inc. as at the close of trading on February 25, 2013 (the “Record Date”) will be eligible to vote their shares at the Meeting.

Board Chair Victor J. Zaleschuk today issued the following statement in response to JANA’s latest press release:

“JANA has been running its campaign for over eight months now. We are holding our Annual General Meeting a month earlier than usual to bring this matter to a close. We remain confident that we have overwhelming shareholder support.”

“Agrium’s Board has given JANA’s ideas due and thorough consideration and we have rejected them. JANA’s analysis is flawed, and its ideas would destroy shareholder value.”

About Agrium

Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America through our Advanced Technologies business unit. Agrium’s strategy is to provide the crop inputs and services needed to feed a growing world. We focus on maximizing shareholder returns by driving continuous improvements to our base businesses, pursuing value-added growth opportunities across the crop input value chain and returning capital to shareholders.

Forward-Looking Statements

Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (collectively, the “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements including, but not limited to, statements as to management’s expectations with respect to, business and financial prospects, the execution of its business strategy, the creation of value for shareholders and the future performance and value of its retail operations. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such forward-looking statements, and are qualified by the assumptions that are stated or inherent in such forward-looking statements. Events or circumstances that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the expected combination benefits and costs savings from recent transactions not being fully realized or not being realized within the expected time frame, disruptions from the transactions making it more difficult to maintain relationships with customers, employees and suppliers, recent or proposed business acquisitions not being integrated successfully or such integration being more difficult, time-consuming or costly than expected, delays or difficulties with the planned increase in potash production capabilities or expansion of the Egyptian nitrogen facility, general business and economic conditions, interest rates, exchange rates and tax rates, weather conditions, crop prices, the supply, demand and price level for our major products, gas prices and gas availability, operating rates and production costs, domestic fertilizer consumption and any changes in government policy in key agriculture markets, including the application of price controls and tariffs on fertilizers and the availability of subsidies or changes in their amounts, changes in development plans, construction progress, political risks, including civil unrest, actions by armed groups or conflict, governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, changes in environmental, tax and other laws or regulations and the interpretation thereof and other risk factors detailed from time to time in Agrium reports filed with the Securities and Exchange Commission or Canadian securities regulators. Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.

FOR FURTHER INFORMATION:

Investor/Media Relations:

Richard Downey, Vice President, Investor/Corporate Relations

(403) 225-7357

Todd Coakwell, Director, Investor Relations

(403) 225-7437

Mark Thompson, Analyst, Investor Relations

(403) 225-7761

Contact us at: www.agrium.com

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